Exhibit 10.28

EXECUTION VERSION

AMENDMENT NUMBER FOURTEEN

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 17, 2013,

between

VELOCITY COMMERCIAL CAPITAL, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER FOURTEEN (this “Amendment Number Fourteen”) is made this 19th day of June, 2018, between VELOCITY COMMERCIAL CAPITAL, LLC (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of May 17, 2013, between Seller and Buyer, as such agreement may be amended from time to time (as amended, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller has requested that Buyer agree to amend the Agreement, and the Buyer has agreed, subject to the terms and conditions set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of June 19, 2018 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a) The definition of “Post-Default Rate” in Section 2 of the Agreement is hereby amended by deleting the term “LIBO Rate” and replacing such term with “Libo Base Rate”.

(b) Section 2 of the Agreement is hereby amended by deleting the definitions of “Servicer” and “Underwriting Guidelines”, and replacing each of them with the following, as applicable:

“Servicer” shall mean Nationstar Mortgage LLC d/b/a Mr. Cooper, or another servicer approved by Buyer.

“Underwriting Guidelines” shall mean the applicable underwriting guidelines of Seller, including with respect to Residential Transition Loans, the Residential Transition Loan Underwriting Guidelines, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with terms of this Agreement and approved by Buyer.

(c) Section 2 of the Agreement is hereby amended by adding new definitions of “Holdback Account”, “Holdback Account Control Agreement”, “Holdback Amount”, “Residential Transition Loan” and “Residential Transition Loan Underwriting Guidelines”, in each case in the appropriate respective alphabetical order, to read in their entirety as follows:

“Disbursed Holdback Amount” shall mean, with respect to any Residential Transition Loan, any Holdback Amount disbursed by Seller or the applicable Servicer to the related Mortgagor in accordance with the applicable Loan Documents.

“Holdback Account” means that certain segregated account with such account number and account name that is set forth in the Holdback Account Control Agreement, which account is held by Seller and into which any Holdback Amounts with respect to Residential Transition Loans shall be deposited. Buyer shall have a perfected security interest in all such amounts and Seller acknowledges that Buyer shall have no obligations of any kind to remit any additional amounts into the related Holdback Account.

“Holdback Account Control Agreement” shall mean that certain deposit account control agreement that is entered into among Seller, Buyer and the applicable control bank, which shall provide for Buyer control of the Holdback Account as provided for thereunder and shall be in form and substance acceptable to Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Holdback Amount” shall mean with respect to a Residential Transition Loan, the future funding amounts for the related Mortgagor to improve and rehabilitate the related Mortgaged Property in accordance with the applicable Loan Documents for such Loan.

“Residential Transition Loan” shall mean a Loan originated by Seller in accordance with Seller’s Residential Transition Loan Underwriting Guidelines.

“Residential Transition Loan Underwriting Guidelines “ shall mean the Fix and Flip Credit Policy of Velocity Commercial Capital dated December 1, 2017, or any subsequent versions of such credit policy or amendments or modifications thereto which have been approved by Buyer.

(d) Section 13 of the Agreement is hereby amended by adding the following new covenant as clause (ss) of such Section 13:

(ss) Holdback Amounts. With respect to Residential Transition Loans, Seller shall hold or cause to be held all Holdback Amounts not yet disbursed to the related Mortgagor in the Holdback Account and shall apply the same to improve and rehabilitate the related Mortgaged Property in accordance with the related Loan Documents. Seller shall hold (or cause to be held) the Holdback Amount in the applicable Holdback Account for the benefit of Buyer. Seller shall apply (or shall cause to be applied) the Disbursed Holdback Amount in accordance with the related Loan Documents.

(e) Section 46 of the Agreement is hereby deleted in its entirety and replaced with the following:

46. ENTIRE AGREEMENT

This Agreement and the other Program Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements, disclaimers in any data tapes and other materials provided to Buyer by or on behalf of the Seller and any understandings relating to the matters provided for herein and therein. No alteration, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto. Any waiver (including conditional waivers) of any obligations of Seller hereunder shall be in writing signed by a duly authorized representative of Buyer.

(f) Schedule 1 to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

SECTION 2. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Fourteen (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 3. Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4. Binding Effect; Governing Law. This Amendment Number Fourteen shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER FOURTEEN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5. Counterparts. This Amendment Number Fourteen may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Fourteen need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Fourteen to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

VELOCITY COMMERCIAL CAPITAL, LLC (Seller)

By:	/s/ Jeff Taylor
Name:	Jeff Taylor
Title:	Executive Vice President

CITIBANK, N.A. (Buyer)

By:	/s/ Peter D. Steinmetz
Name:	Peter D. Steinmetz
Title:	Vice President Citibank, N.A.

Amendment Fourteen to MRA